As filed with the Securities and Exchange Commission on May 4, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PhotoMedex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3845	59-2058100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

147 Keystone Drive

Montgomeryville, Pennsylvania 18936

(215) 619-3600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dennis M. McGrath

President and Chief Executive Officer

147 Keystone Drive

Montgomeryville, Pennsylvania 18936

(215) 619-3600

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Goodman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 Telephone: (215) 963-5000 Facsimile: (215) 963-5001	Carmelo M. Gordian, Esq. David M. Kavanaugh, Esq. Nicholas F. Ducoff, Esq. Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 Telephone: (512) 320-9290 Facsimile: (512) 320-9292

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-164089

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, $0.01 par value per share	115,000	$6.00	$690,000	$49.20

(1)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock of PhotoMedex, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-164089), initially filed by PhotoMedex with the Securities and Exchange Commission on December 31, 2009, as amended by Amendment No. 1 thereto filed on January 15, 2010, Amendment No. 2 thereto filed on January 25, 2010, Amendment No. 3 thereto filed on February 5, 2010, Amendment No. 4 thereto filed on February 9, 2010, Amendment No. 5 thereto filed on March 30, 2010, Amendment No. 6 thereto filed on April 9, 2010, Amendment No. 7 thereto filed on April 20, 2010, Amendment No. 8 thereto filed on May 3, 2010 and Amendment No. 9 thereto filed on May 3, 2010, and which was declared effective on May 3, 2010, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-164089 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith:.

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Amper, Politziner & Mattia LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomeryville, Commonwealth of Pennsylvania, on May 4, 2010.

PHOTOMEDEX, INC.

By:	/s/ DENNIS M. MCGRATH
Dennis M. McGrath
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and, pursuant to Rule 462(b) thereunder, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

* Richard J. DePiano	Chairman of the Board of Directors	May 4, 2010

/s/ DENNIS M. MCGRATH Dennis M. McGrath	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2010

* Christina L. Allgeier	Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2010

* David W. Anderson	Director	May 4, 2010

* Stephen P. Connelly	Director	May 4, 2010

* Leonard L. Mazur	Director	May 4, 2010

* Alan R. Novak	Director	May 4, 2010

*By:	/s/ DENNIS M. MCGRATH
Dennis M. McGrath, Attorney-in-fact

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